EXHIBIT 3(ii).2














                        Global Marine Inc.


                             BY-LAWS





               AS AMENDED THROUGH FEBRUARY 23, 1999






                               INDEX


ARTICLE I  OFFICES                                         PAGE
    Section I-1           Principal Office                   1
    Section I-2           Other Offices                      1

ARTICLE II MEETINGS OF STOCKHOLDERS
    Section II-1          Place                              1
    Section II-2          Date, Time, and Purpose of
                          Annual Meeting                     1
    Section II-3          [Deleted]
    Section II-4          Stockholder List                   1
    Section II-5          Special Meeting                    2
    Section II-6          Written Notice                     2
    Section II-7          Business to be Conducted
                          and Nominations                    2
    Section II-8          Quorum                             4
    Section II-9          Required Vote                      4
    Section II-10         The Stockholder Vote               4

ARTICLE III               DIRECTORS
    Section III-1         Number, Qualification, Election,
                          and Term of Office                 4
    Section III-2         Location of Board Meeting          5
    Section III-3         First Meeting of the Newly
                          Elected Board                      5
    Section III-4         Regular Meetings                   5
    Section III-5         Special Meetings; Telephonic
                          Meetings Permitted                 5
    Section III-6         Quorum and Majority Vote           5
    Section III-7         Unanimous Written Consent          6
    Section III-8         Committees - Formation and
                          Powers                             6
    Section III-9         Committee Minutes                  6
    Section III-10        Compensation                       6
    Section III-11        Indemnification of Directors,
                          Officers, Employees and Agents     6
    Section III-12        Directors Emeritus                10

ARTICLE IV NOTICES AND WAIVERS THEREOF
    Section IV-1          Notices                           10
    Section IV-2          Waiver of Notice                  10

ARTICLE V  OFFICERS
    Section V-1           Election of Officers              11
    Section V-2           Time of Election of Principal
                          Officers                          11
    Section V-3           Time of Election of Other
                          Officers                          11
    Section V-4           Salaries                          11
    Section V-5           Term of Office, Removal and
                          Filling of Vacancies              11
    Section V-5a          The Chairman of the Board         11
    Section V-6           The Chief Executive Officer       11
    Section V-7           The President                     12
    Section V-8           The Vice President                12
    Section V-9           The Secretary                     12
    Section V-10          The Assistant Secretary           12
    Section V-11          The Treasurer - Responsibility
                          for Funds                         12
    Section V-12          The Treasurer - Other Duties      12
    Section V-13          The Assistant Treasurer           12

ARTICLE VI CERTIFICATE OF STOCK
    Section VI-1          Right of Stockholder to
                          Certificate                       13
    Section VI-2          Facsimile Signature               13
    Section VI-3          Lost Certificates                 13
    Section VI-4          Transfer of Stock                 13
    Section VI-5          Record Date                       13
    Section VI-6          Registered Stockholders           14

ARTICLE VII               GENERAL PROVISIONS
    Section VII-1         Dividends - Declaration and
                          Payment                           14
    Section VII-2         Reserve Out of Funds Available
                          for Dividends                     14
    Section VII-3         Annual Report                     15
    Section VII-4         Execution of Documents            15
    Section VII-5         Undertakings and Commitments      15
    Section VII-6         Checks                            15
    Section VII-7         Representation of Shares of
                          Other Corporations                15
    Section VII-8         Fiscal Year                       15
    Section VII-9         Corporate Seal                    15

ARTICLE VIII AMENDMENT OF BY-LAWS
     Section VIII-1   Amendment                             16




                        GLOBAL MARINE INC.

                             BY-LAWS




                            ARTICLE I

                             OFFICES


SECTION I-1 PRINCIPAL OFFICE: The principal office shall be in the City of Wilmington, County of New Castle, state of Delaware.

SECTION I-2 OTHER OFFICES: The corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                            ARTICLE II

                     MEETINGS OF STOCKHOLDERS


SECTION II-1 PLACE: All meetings of the stockholders for the election of directors shall be held at such place, within or without the state of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the state of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION II-2 DATE, TIME, AND PURPOSE OF ANNUAL MEETING: The annual meeting of stockholders shall be held at such date and time as may be determined by the Board of Directors. At such annual meeting the stockholders shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION II-3 [DELETED].

SECTION II-4 STOCKHOLDER LIST: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who is present.

SECTION II-5 SPECIAL MEETING: Special meetings of the stockholders may only be called at any time by a majority of the directors then in office or the Chief Executive Officer, or by the holders of at least 25% of the issued and outstanding common stock of the corporation as provided in the Certificate of Incorporation; provided that, in the event that such holders of common stock elect to call a special meeting pursuant to this Section II-5 or the Certificate of Incorporation, the Board of Directors shall determine a place, date and time for such meeting, which time shall not be less than 90 nor more than 100 days after the receipt and determination of the validity of such election, and a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section VI-5 hereof. Following such receipt and determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section II-6 hereof, that a special meeting will be held at the place, date and time so determined.

Section II-6 Written Notice: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

SECTION II-7 BUSINESS TO BE CONDUCTED AND NOMINATIONS: (a) At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice relating to the meeting.

    (b) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this paragraph
(b), who shall be entitled to vote at such meeting, and who complies with the requirements of this paragraph (b) and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, the stockholder must have given timely advance notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation no earlier than the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the beginning of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the scheduled day of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation, including, without limitation, by press release, by filing with the Securities and Exchange Commission, and/or by any written material sent to stockholders. Any such stockholder's notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock that are beneficially owned by the stockholder on the date of such notice, (iv) any financial interest of the stockholder in such proposal, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. The presiding officer of the annual meeting shall determine whether the requirements of this paragraph (b) have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this paragraph (b), he shall so declare at the meeting and such proposal shall not be acted upon at the meeting.

    (c) Subject to such rights of the holders of any class or series of preferred stock as may be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the issuance of any such class or series, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this paragraph (c), who shall be entitled to vote at such meeting in the election of directors, and who complies with the requirements of this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation no earlier than the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the beginning of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the scheduled day of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation, including, without limitation, by press release, by filing with the Securities and Exchange Commission, and/or by any written material sent to stockholders. Any such stockholder's notice to the Secretary of the corporation shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person,
(iii) the number of shares of each class of capital stock of the corporation beneficially owned by such person and (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected, and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation's stock that are beneficially owned by the stockholder on the date of such notice, (iii) any arrangement between the nominee or nominees and the stockholder, (iv) any other facts about the nominee or nominees that would be required in a proxy statement and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to make the nomination or nominations. The presiding officer of the meeting of stockholders shall determine whether the requirements of this paragraph (c) have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the terms of this paragraph (c), he shall so declare at the meeting and such nomination shall be disregarded.

    (d)  Notwithstanding the foregoing provisions of this Section
II-7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section II-7.

SECTION II-8 QUORUM: The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION II-9 REQUIRED VOTE: When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the matter is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such matter. In any election of directors at a meeting when a quorum is present, the individual or individuals elected shall be the nominee or nominees, equal in number to the position or positions to be filled, who receives or receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

SECTION II-10 THE STOCKHOLDER VOTE: Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At all elections of directors of the corporation each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the Certificate of Incorporation.


                           ARTICLE III

                            DIRECTORS


SECTION III-1 NUMBER, QUALIFICATION, ELECTION, AND TERM OF OFFICE:
The exact number of directors, within the limits stated in the Certificate of Incorporation, shall be determined by resolution or resolutions passed by a majority of the whole Board of Directors. If it is proposed to reduce the authorized number of directors below five (5), the vote of stockholders holding more than eighty percent (80%) of the voting power shall be necessary for such reduction. No person shall serve as a director of this corporation who at the time of his or her election has reached his or her 70th birthday unless such person was elected as a director at the annual meeting of holders of common stock of this corporation held on May 18, 1979, in which case such person shall be entitled to serve as a director without regard to any limitation of age. Each director shall serve for a term of office within the limits stated in the Certificate of Incorporation. Directors need not be stockholders.

SECTION III-2 LOCATION OF BOARD MEETING: The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the state of Delaware.

SECTION III-3 FIRST MEETING OF THE NEWLY ELECTED BOARD: The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall have been determined for the next regular meeting by the previous Board of Directors or as shall be determined by the Chief Executive Officer, which time and place shall be specified in a notice given as hereinafter provided for meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION III-4 REGULAR MEETINGS:  Regular meetings of the Board of
Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION III-5 SPECIAL MEETINGS; TELEPHONIC MEETINGS PERMITTED:
Special meetings of the Board of Directors may be called by the Chief Executive Officer on reasonable notice to each director, which notice may be written, oral, or by any other mode of notice; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

SECTION III-6 QUORUM AND MAJORITY VOTE: At any meeting of the Board or of any committee of the Board, one-third of the directors holding office or one-third of the members constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, provided however that a quorum for the transaction of business at any meeting of a committee of the Board shall not be less than two members. The act of a majority of the directors or members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or of any committee of the Board, the directors or members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION III-7 UNANIMOUS WRITTEN CONSENT: Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent or consents are filed with the minutes of proceedings of the Board or committee.

SECTION III-8 COMMITTEES - FORMATION AND POWERS: The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.

SECTION III-9 COMMITTEE MINUTES: Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors when required.

SECTION III-10 COMPENSATION: The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a retainer for their service as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION III-11 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS: (a)(i) The corporation, to the full extent permitted, and in the manner required by the laws of the state of Delaware, as in effect at the time of the adoption of this revised Section III-11 or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the corporation shall not be obligated to indemnify against any amount paid in settlement unless the corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this subparagraph (i) and except for any action, suit or proceeding brought on behalf of a person to enforce the right to indemnification hereunder or otherwise, a person shall not be entitled, as a matter of right, to indemnification pursuant to this subparagraph (i) against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a director, officer, fiduciary, employee or agent of the corporation or a Subsidiary Officer of an Affiliated Entity, but such indemnification may be provided by the corporation in any specific case as permitted by paragraph (f) of this Section III-11.

    (ii) The corporation may indemnify any employee or agent of the corporation in the manner and to the extent that it shall indemnify any director or officer under this paragraph (a), including indemnity in respect of service at the request of the corporation as a Subsidiary Officer of an Affiliated Entity.

    (b)(i) The corporation, to the full extent permitted, and in the manner required by the laws of the state of Delaware, as in effect at the time of the adoption of this Section III-11 or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he was a director or officer of the corporation, is or was serving at the request of the corporation as a Subsidiary Officer of an Affiliated Entity, against expenses (including attorneys' fees) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and except to the extent that, the Court of Chancery of the state of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the state of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this subparagraph (b)(i), a person shall not be entitled, as a matter of right, to indemnification pursuant to this subparagraph (b)(i) against costs and expenses incurred in connection with any action or suit in the right of the corporation commenced by such person, but such indemnification may be provided by the corporation in any specific case as permitted by paragraph (f) of this Section III-11.

    (ii) The corporation may indemnify any employee or agent of the corporation in the manner and to the extent that it shall indemnify any director or officer under this paragraph (b), including indemnity in respect of service at the request of the corporation as a Subsidiary Officer of an Affiliated Entity.

    (c)  Any indemnification under paragraph (a) or (b) of this
Section III-11 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b) of this Section III-11. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In the event a request for indemnification is made by any person referred to in subparagraph (i) of paragraph (a) or subparagraph (i) of paragraph
(b), the corporation shall cause such determination to be made not later than 60 days after such request is made.

    (d)(i) Notwithstanding the other provisions of this Section III-11, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section III-11, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) and costs actually and reasonably incurred by such person in connection therewith.

    (ii) To the extent any person who is or was a director or officer of the corporation has served or prepared to serve as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in any investigation by the corporation or the Board of Directors thereof or a committee thereof or by any securities exchange on which securities of the corporation are or were listed or any national securities association, by reason of his services as a director or officer of the corporation or, if at a time when he was a director or officer of the corporation, is or was serving at the request of the corporation as a Subsidiary Officer of an Affiliated Entity, the corporation shall indemnify such person against expenses (including attorneys' fees) and costs actually and reasonably incurred by such person in connection therewith within 30 days after the receipt by the corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs. The corporation may indemnify any employee or agent of the corporation to the same extent it is required to indemnify any director or officer of the corporation pursuant to the foregoing sentence of this paragraph.

    (e)(i) Expenses and costs incurred by any person referred to in subparagraph (i) of paragraph (a) or subparagraph (i) of paragraph (b) of this Section III-11 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by this Section III-11.

    (ii) Expenses and costs incurred by any person referred to in subparagraph (ii) of paragraph (a) or subparagraph (ii) of paragraph (b) of this Section III-11 in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the corporation or a committee thereof authorized to so act by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by this Section III-11.

    (f) The provision of indemnification to or the advancement of expenses and costs to any person under this Section III-11, or the entitlement of any person to indemnification or advancement of expenses and costs under this Section III-11, shall not limit or restrict in any way the power of the corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the corporation and as to action in any other capacity while holding any such position.

    (g)  The indemnification provided or permitted under this
Section III-11 shall apply in respect of any expense, costs, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this revised Section III-11. The right of any person who is or was a director, officer, employee or agent of the corporation to indemnification and advance payment of expenses and costs under this Section III-11 shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

    (h) This Section III-11 shall be deemed to create a binding obligation on the part of the corporation to its current and former officers and directors and their heirs, distributees, executors, administrators and other legal representatives, and each director or officer in acting in such capacity shall be entitled to rely on the provisions of this Section III-11, without giving notice thereof to the corporation.

    (i) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section III-11 or applicable law.

    (j)(i) For purposes of this Section III-11, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Subsidiary Officer of any Affiliated Entity, shall stand in the same position under the provisions of this Section III-11 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (ii) For purposes of this Section III-11, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this
Section III-11.

SECTION III-12 DIRECTORS EMERITUS: The Board of Directors may, from time to time, elect one or more Directors Emeritus, each of whom shall serve until the first meeting of the Board next following the annual meeting of stockholders or until his earlier resignation or removal by the Board. Directors Emeritus shall serve as advisors and consultants to the Board of Directors, shall be invited to attend all meetings of the Board and may participate in all discussions occurring during such meetings. Directors Emeritus shall not be privileged to vote on matters brought before the Board and shall not be counted for the purpose of determining whether a quorum of the Board is present.


                            ARTICLE IV

                   NOTICES AND WAIVERS THEREOF


SECTION IV-1 NOTICES: Whenever under the provisions of these By-laws notice is required to be given to any stockholder, director or officer, such notice may be written, oral or by any other mode of notice unless otherwise provided by law, the Certificate of Incorporation or these By-laws. If given by United States mail, notice is given when deposited in the United States mail, postage prepaid, directed to such stockholder, director, or officer at his address as it appears on the records of the corporation, or in default of other address, to such stockholder, director, or officer at the general post office in the City of Wilmington, County of New Castle, Delaware.

SECTION IV-2 WAIVER OF NOTICE: Whenever any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation, or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to receipt of such required notice.



                            ARTICLE V

                             OFFICERS


SECTION V-1 ELECTION OF OFFICERS: The officers of the corporation shall be chosen by the Board of Directors, and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and/or assistant treasurers, and one or more such other officers, with such other titles, as the Board may deem necessary or desirable. Two or more offices may be held by the same person.

SECTION V-2 TIME OF ELECTION OF PRINCIPAL OFFICERS: The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer; the Chairman of the Board shall be a member of the Board; none of the other officers need be a member of the Board.

SECTION V-3 TIME OF ELECTION OF OTHER OFFICERS: The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION V-4 SALARIES: The salaries of the Chairman of the Board, the Chief Executive Officer, and the President shall be fixed by the Board of Directors. The salaries of other officers shall be fixed by the Chief Executive Officer subject to review by the Board of Directors.

SECTION V-5 TERM OF OFFICE, REMOVAL AND FILLING OF VACANCIES: The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

SECTION V-5a THE CHAIRMAN OF THE BOARD: The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

SECTION V-6 THE CHIEF EXECUTIVE OFFICER: The Board shall designate a Chief Executive Officer of this corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect; shall assume the duties and responsibilities of the Chairman of the Board in the absence of the Chairman of the Board, or if there shall be no person occupying that office; shall execute bonds, mortgages, and the contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation; and shall exercise or perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

SECTION V-7 THE PRESIDENT: The President shall have general and active management of the business of the corporation subject to the direction and control of the Board of Directors, and if the President is not the Chief Executive Officer, subject also to the direction and control of the Chief Executive Officer. The President shall assume the duties and responsibilities of the Chief Executive Officer in the absence of the Chief Executive Officer, or if there shall be no person occupying that office.

SECTION V-8 THE VICE PRESIDENT: The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION V-9 THE SECRETARY: The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform other such duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

SECTION V-10 THE ASSISTANT SECRETARY: The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION V-11 THE TREASURER - RESPONSIBILITY FOR FUNDS: The Treasurer shall have custody of and be responsible for all the monies and funds of the company. He shall deposit or cause to be deposited all company monies, funds and other valuables in the name and to the credit of the company in such banks or other financial institutions as in his judgment is proper or as shall be directed by the Board, Chairman of the Board or the Chief Executive Officer, and shall disburse the funds of the company which have been duly approved for disbursement. He shall enter regularly in the books of the company to be kept by him for the purpose of full and accurate accounts of all monies received and paid out by him on account of the company.

SECTION V-12 THE TREASURER - OTHER DUTIES: The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the By-laws, and he shall in general, subject to control of the Board, the Chairman of the Board and the Chief Executive Officer, perform all the duties usually incident to the office of treasurer of a corporation.

SECTION V-13 THE ASSISTANT TREASURER: Each Assistant Treasurer shall assist the Treasurer and, in the absence or disability of the Treasurer, any Assistant Treasurer may perform the duties of the Treasurer unless and until the contrary is expressed by the Board, and shall perform such other duties as may be prescribed by the Board or the Treasurer.



                            ARTICLE VI

                       CERTIFICATE OF STOCK


SECTION VI-1 RIGHT OF STOCKHOLDER TO CERTIFICATE: Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

SECTION VI-2 FACSIMILE SIGNATURE:  Where a certificate is signed
(1) by a transfer agent other than the corporation or its employee or (2) by a registrar other than the corporation or its employee, the signature of the corporation's Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

SECTION VI-3 LOST CERTIFICATES: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION VI-4 TRANSFER OF STOCK: Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION VI-5 RECORD DATE: (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    (c) In each case when a record date has been duly fixed, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting of stockholders and any adjournment thereof, or to receive payment of the dividend or other distribution, or to receive the allotment of rights, or to exercise the rights or participate in the other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date is fixed.

SECTION VI-6 REGISTERED STOCKHOLDERS: The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                           ARTICLE VII

                        GENERAL PROVISIONS


SECTION VII-1 DIVIDENDS - DECLARATION AND PAYMENT: Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation.

SECTION VII-2 RESERVE OUT OF FUNDS AVAILABLE FOR DIVIDENDS: Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing and maintaining any property of the corporation, or for such other purpose as the directors think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION VII-3 ANNUAL REPORT: The Board of Directors shall cause an annual report to be sent to the stockholders, not later than three months after the close of the fiscal year, but at least fifteen days in advance of the annual meeting of stockholders, such report to include a balance sheet as of such closing date and a statement of income and profit and loss for the year ended on such closing date.

SECTION VII-4 EXECUTION OF DOCUMENTS: Unless otherwise authorized or prescribed by the Board of Directors, all contracts, leases, deeds, deeds of trust, mortgages, bonds, indentures, endorsements, assignments, powers of attorney to transfer stock or for other purposes, and other documents and instruments of whatever kind shall be executed for and on behalf of the corporation by the Chief Executive Officer, the President, a Vice President, or the Treasurer, or by any such officer and the Secretary or an Assistant Secretary, who shall have authority to affix the corporate seal to the same.

The Board of Directors also may authorize any other officer or officers, or agent or agents, to execute any contract, document or instrument of whatever kind for and on behalf of the corporation and such authority may be general or be confined to specific instances.

SECTION VII-5 UNDERTAKINGS AND COMMITMENTS: No undertaking, commitment, contract, instrument or document shall be binding upon the corporation unless previously authorized or subsequently ratified by the Board of Directors or executed by an officer or officers or an agent or agents of the corporation acting under powers conferred by the Board of Directors or by these By-laws.

SECTION VII-6 CHECKS: All checks, notes and other obligations for collection, deposit or transfer, and all checks and drafts for disbursement from company funds, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be endorsed or signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

SECTION VII-7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS:
Shares standing in the name of the corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by the Chief Executive Officer, the President, a Vice President, the Secretary or the Treasurer, or by such other officers as to whom the Board of Directors may from time to time confer like powers.

SECTION VII-8 FISCAL YEAR: The fiscal year of the corporation shall end the thirty-first day of December in each year.

SECTION VII-9 CORPORATE SEAL: The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.





                           ARTICLE VIII

                       AMENDMENT OF BY-LAWS


SECTION VIII-1 AMENDMENT: These By-laws may be altered or repealed at any meeting of the stockholders or of the Board of Directors.